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                                 Exhibit 10.23
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                             CONSULTING AGREEMENT


     AGREEMENT made as of this ____ day of March 1998, between Nutrition For Life International with offices at 9101 Jameel, Houston, Texas 77040 ("NFLI") and Piedmont Consulting, Inc., a Georgia corporation with offices at 3131 Piedmont Road, Suite 205, Atlanta, Georgia 30305 (the "Consultant").

     WHEREAS, NFLI is a publicly held corporation; and

     WHEREAS, NFLI desires to retain Consultant to provide public and investor relations services for NFLI.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Consultant and NFLI hereby agree as follows:

     1.  Term:  This Agreement shall commence on the date hereof and shall
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extend thereafter for a period of twelve (12) months.  Thereafter, the parties hereto may renew this Agreement by mutual consent.

     2.  Consulting Services.  During the Term of the contract, Consultant shall
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provide public and investor relations services (collectively, the "Services") to
NFLI, which Services shall be geared to result in improved stock trading volume, higher stock price multiples, a broader following by analysts and institutions and new investment recommendations and providing directly, or managing the delivery of, a wide range of services, including, but not limited to:

         (a) Proactive marketing of NFLI's common stock directly to influential security analysts, stock brokers and portfolio managers selected from Consultant's proprietary data base of investment leaders across the country and in a number of overseas markets. The list is to be kept current by Consultant by visits to, and telephone conversations with, top professionals in all major investment centers worldwide.

         (b) Arranging meetings between NFLI's management and current and/or potential investors, either in small groups or on a one-to-one basis, to establish ongoing relationships; and periodically supplementing these meetings with presentations at investment industry sponsored forums, through quarterly conference calls, and by quarterly mailings of a one or two page corporate profile that investment professionals have found convenient and useful.

         (c) Developing a publicity corporate communications program focusing initially on the news media in areas where NFLI has operating facilities. This local exposure should be geared to build employee pride and facilitate employee recruitment, in addition to serving stock marketing goals. It should also lay the basis for Consultant's approach to national
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business media, including specialized publications as well as the following more prominent publications: Barron's, Business Week, Forbes, The Wall Street
Journal, and USA TODAY.

        (d) Establishing a VIP list of analysts, brokers and portfolio managers that receive facsimiles of news releases, facsimile notification of conference calls and mailings of NFLI's 10KSB and 10QSB's, plus annual and interim reports and quarterly corporate updates to NFLI's shareholders.

        (e) Establishing a news distribution list for direct facsimile of NFLI news releases.

        (f)  Monitoring wire service coverage of NFLI for accuracy.

        (g) Preparing presentations relating to NFLI for meetings with analysts, stock brokers and portfolio managers, as well as for sponsored forums.

        (h) Preparing information kits about NFLI for response to press and investor inquiries.

        (i) Advising and consulting with NFLI's management concerning marketing surveys, investor profile information, methods of expanding NFLI's investor support and increasing investor awareness of NFLI and its products and/or services.

        (j) Creating literature (including production layout, planning, printing and distribution to Consultant's list of investors and stock brokers) describing NFLI's business, its products, marketing plans and financial potential.

        (k) Expanding relations with both current and new influential security analysts, stock brokers and portfolio managers (the "Brokers") to update the Brokers concerning recent developments of NFLI; to answer all questions asked by the Brokers about the direction of NFLI; and, thereafter, to keep the Brokers informed of all such developments. In addition, Consultant will seek new Brokers for NFLI's stock by contacting Brokers with whom Consultant had worked in the past and educate these new Brokers about NFLI; and

        (l) Providing such other Services and assistance as Consultant and NFLI shall deem necessary or appropriate to enhance NFLI's business.

     3. Approval of Information: All information disseminated by Consultant
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regarding NFLI shall be derived from information provided by NFLI to Consultant
(the "Information"). Consultant will obtain NFLI's prior approval to distribution or dissemination of all Information.

     4. Compensation: Subject to Consultant's compliance with the terms and
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conditions herein set forth, and in full consideration of the Services provided by Consultant hereunder, NFLI shall pay to Consultant, as its consulting fee (the "Fee"), and Consultant shall accept as full payment thereof, a Fee consisting of:

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        (a) Monthly Consulting Fee of $4,000.00. Any expenses over $500 will be paid per prior verbal approval by NFLI. Services will begin upon receipt of initial stipend and executed agreement.

        (b) Nutrition For Life International agrees to issue to Piedmont Consulting, Inc., upon signing agreement, 30,000 3-year warrants exercisable at $5.25. As an incentive for performance, Piedmont Consulting, Inc. over 12 months, can earn an additional 70,000 3-year warrants. 40,000 warrants exercisable at $7.00 will vest upon NFLI stock price trading at a 20day average at $7.00 or higher. 30,000 warrants exercisable at $10.00 will vest upon NFLI stock price trading at a 20-day average at $10.00 or higher. NFLI agrees to register the underlining common stock for all 100,000 warrants on the next registration statement the company files.

        (c) NFLI agrees to pay Piedmont Consulting, Inc. a "finder fee" equal to 1% of any successful financing or successful acquisition directly referred by Piedmont Consulting, Inc.

     5. Personnel: Consultant is, and shall be, an independent contractor, and
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no personnel utilized by Consultant in providing Services hereunder (the
"Personnel") shall be deemed to be an employee or agent of NFLI. Moreover, neither Consultant nor any such Personnel shall be empowered hereunder to act on behalf of NFLI. Consultant shall have sole and exclusive responsibility and liability for, and to, such Personnel, and Consultant alone shall be responsible to make, and shall make, all necessary or appropriate employee contributions, withholdings, and payments for all taxes, insurance premiums, and social security contributions to be collected, withheld, filed and paid with respect to all such Personnel; whether pursuant to any social security, unemployment insurance, worker's compensation law or other federal, state or local law now in force and effect, or hereinafter enacted.

     6. Indemnification: NFLI agrees to indemnify and hold Consultant harmless
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from and against any and all losses, claims, damages, expenses or liabilities that Consultant incurs as the result of any information, representations, reports or data furnished by, prepared by or approved by NFLI for use by Consultant, except if such damages are the result of Consultant's default hereunder or the unlawful conduct, negligence or gross willful misconduct of the part of Consultant, the Personnel, Consultant's consultants, employees, officers or directors.

     7. Non-assignability: The rights, obligations and benefits established by
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this Agreement shall not be assignable by either party hereto. This Agreement shall, however, be binding upon and shall inure to the benefits of the parties and their successors.

     8. Confidentiality. Neither Consultant nor any of the Personnel, its
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consultants, other employees, or officers or directors shall disclose any knowledge or information it has, or they have obtained in the course of performing the Services provided for herein, which knowledge or information concerns the confidential affairs of NFLI with respect to NFLI's business or finances.

     9. Compliance and Governing Law: Consultant, together with its agents,
        ----------------------------
employees and associates, shall take all necessary, appropriate and reasonable steps to provide the Services

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in accordance with both the securities laws of the United States and the several
States, and pursuant to the rules and regulations promulgated thereunder, as well as in accordance with the rules and regulations of the National Association of Securities Dealers. The terms and provisions of this Agreement will be enforced in accordance with the laws of the State of Texas, without regard to its conflicts of law principles.

     10. Notices: Notice hereunder shall be in writing and shall be deemed to
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have been given (a) at a time when deposited for mailing in a receptacle under the control of the United States Postal Service, by registered or certified mail, prepaid, return receipt requested, or (b) on the business day following deposit with a reputable overnight courier for overnight delivery; each addressed to the respective party at the address as such party may fix by notice given pursuant to this paragraph.

     11. No Other Agreements: This Agreement supersedes all prior
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understandings, written or orally given and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

PIEDMONT CONSULTING, INC.           NUTRITION FOR LIFE INTERNATIONAL, INC.


By: _________________________       By: __________________________
    Keith Fetter, President             David Bertrand, President